As filed with the Securities and Exchange Commission on June 5, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

PARSLEY ENERGY, INC.*

(Exact name of registrant as specified in its charter)

Delaware	46-4314192
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

303 Colorado Street, Suite 3000

Austin, Texas 78701

(737) 704-2300

(Addresses, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Colin W. Roberts

Vice President—General Counsel

303 Colorado Street, Suite 3000

Austin, Texas 78701

(737) 704-2300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Douglas E. McWilliams

Vinson & Elkins L.L.P.

1001 Fannin, Suite 2500

Houston, Texas 77002

(713) 758-2222

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fees
Primary Offering:
Debt Securities
Guarantees of Debt Securities(1)
Class A common stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Depositary Shares(2)
Warrants
Total Primary	(3)	(3)	(3)	(4)
Secondary Offering:
Class A common stock, par value $0.01 per share(5)	67,998,628(6)	(7)	$1,175,536,443(8)	$111,607.19(9)
Total (Primary and Secondary)

(1)	Each subsidiary of Parsley Energy, Inc. that is named on the Table of Additional Subsidiary Guarantor Registrants may unconditionally guarantee the debt securities. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any such guarantees.
(2)	Depositary shares will represent functional interests in the preferred stock registered hereby.
(3)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices. This registration statement also covers an indeterminate amount of securities that may be issued in exchange for, or upon conversion or exercise of, as the case may be, the debt securities, preferred stock or warrants registered hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, the debt securities, preferred stock or warrants registered hereunder.
(4)	In reliance on Rules 456(b) and 457(r) under the Securities Act, the Registrants are deferring payment of the registration fee for all securities that may be offered in a primary offering by the registrant.
(5)	A registration fee of $24,060.54 for 14,885,797 shares of Class A common stock held by certain of the selling stockholders was previously paid in connection with the filing of a registration statement on Form S-1 (File No. 333-202671) on March 11, 2015 (the “Prior Registration Statement”). Pursuant to Rule 457(p) under the Securities Act, such previously paid registration fee is being used to offset the total registration fee due hereunder. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.
(6)	Includes 32,145,296 shares of Class A common stock issuable upon exchange of PE Units together with an equal number of shares of our Class B common stock. Pursuant to Rule 416(a) under the Securities Act, the amount of Class A common stock being registered on behalf of the selling stockholders shall be adjusted to include any additional Class A common stock that may become issuable as a result of any distribution, split, combination or similar transaction.
(7)	With respect to the offering of shares of Class A common stock by the selling stockholders, the proposed maximum offering price per common share will be determined from time to time in connection with, and at the time of, sale by the holder of such securities.
(8)	Pursuant to Rule 457(c) of the Securities Act, the registration fee is calculated on the basis of the average of the high and low sale prices of our Class A common stock on June 2, 2015, as reported on the New York Stock Exchange.
(9)	Pursuant to Rule 457(c) of the Securities Act.

*	TABLE OF ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Additional Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employee Identification No.
Parsley Energy, LLC	Delaware	46-4700862
Parsley Energy Operations, LLC	Texas	26-2191014
Parsley Energy, L.P.	Texas	26-3125964
Parsley Energy Management, LLC	Texas	26-3331956
Parsley Energy Aviation, LLC	Texas	46-2338499
Parsley Finance Corp.	Delaware	46-4575610

EXPLANATORY NOTE

This registration statement consists of two prospectuses, covering the registration of:

•	Debt securities, guarantees of debt securities, shares of Class A common stock, shares of preferred stock, depository shares and warrants of Parsley Energy, Inc.; and

•	Shares of Class A common stock of Parsley Energy, Inc. that may be sold in one or more secondary offerings by the selling stockholders.

This registration statement on Form S-3 carries forward an aggregate of 14,885,797 shares of Class A common stock previously registered by us for offer and sale by certain selling stockholders pursuant to a registration statement on Form S-1 (File No. 333-202671), which registration statement was originally filed on March 11, 2015 and was declared effective on March 25, 2015, that have not yet been sold by the selling stockholders named therein.

PROSPECTUS

Parsley Energy, Inc.

Debt Securities

Guarantees of Debt Securities

Class A Common Stock

Preferred Stock

Depositary Shares

Warrants

From time to time we may offer and sell the following securities:

•	Debt securities, which may be senior or subordinated, and which may be guaranteed by certain of our subsidiaries, including Parsley Energy, LLC, Parsley Energy, L.P., Parsley Energy Management, LLC, Parsley Energy Operations, LLC, Parsley Energy Aviation, LLC and Parsley Finance Corp.;

•	Shares of Class A common stock;

•	Shares of preferred stock;

•	Depositary shares; and

•	Warrants.

We may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings. We may offer and sell these securities through agents, through underwriters or dealers or directly to one or more purchasers, including existing stockholders. This prospectus provides you with a general description of these securities and the general manner in which we will offer the securities. Each time securities are offered, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

Our Class A common stock is traded on the New York Stock Exchange under the symbol “PE.”

Our principal executive offices are located at 303 Colorado Street, Suite 3000, Austin, Texas 78701, and our telephone number at that address is (737) 704-2300.

You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. See “Risk Factors” beginning on page 6 of this prospectus for information on certain risks related to the purchase of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 5, 2015.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We have not authorized any dealer, salesperson or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus generally describes Parsley Energy, Inc. and the debt securities, Class A common stock, preferred stock, depositary shares and warrants that we may offer. Each time securities are offered by means of this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add or update in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Available Information.”

ABOUT PARSLEY ENERGY, INC.

Overview

We are an independent oil and natural gas company focused on the acquisition, development and exploitation of unconventional oil and natural gas reserves in the Permian Basin. The Permian Basin is located in West Texas and Southeastern New Mexico and is comprised of three primary sub-areas: the Midland Basin, the Central Basin Platform and the Delaware Basin. These areas are characterized by high oil and liquids-rich natural gas content, multiple vertical and horizontal target horizons, extensive production histories, long-lived reserves and historically high drilling success rates. Our properties are primarily located in the Midland and Delaware Basins and our activities have historically been focused on the vertical development of the Spraberry, Wolfberry and Wolftoka Trends of the Midland Basin. Our vertical wells in the Permian Basin are drilled into stacked pay zones that include the Spraberry, Wolfcamp, Upper Pennsylvanian (Cline), Strawn, Atoka and Mississippian formations. During the course of 2014 we transitioned from primarily vertical development drilling to predominantly horizontal development drilling activity. For additional information about our company, please read the documents listed under “Incorporation of Certain Documents by Reference.”

Organizational Structure

We are a holding company that was incorporated as a Delaware corporation on December 11, 2013, for the purpose of facilitating our initial public offering (the “IPO”) and to become the sole managing member of Parsley Energy, LLC, which we refer to as “Parsley LLC.” Our principal asset is a controlling equity interest in Parsley LLC. On May 22, 2014, a registration statement filed on Form S-1 with the SEC related to shares of our Class A common stock, par value $0.01 per share (“Class A common stock”), was declared effective. The IPO closed on May 29, 2014. Prior to the IPO, we had not engaged in any business or other activities except in connection with our formation and the IPO. As a result of the IPO and certain related reorganization transactions, we became the sole managing member of, and have a controlling equity interest in, Parsley LLC. As the sole managing member of Parsley LLC, we operate and control all of the business and affairs of Parsley LLC and,

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through Parsley LLC and its subsidiaries, conduct our business. We consolidate the financial results of Parsley LLC and its subsidiaries and record noncontrolling interests for the economic interest in Parsley LLC held by the other holders of equity interests in Parsley LLC.

Company Information

We are a Delaware corporation. Our principal executive offices are located at 303 Colorado Street, Suite 3000, Austin, Texas 78701 and our telephone number at that address is (737) 704-2300. Our website address is www.parsleyenergy.com.

As used in this prospectus, the “Company,” “we,” “our,” “us” or like terms mean Parsley Energy, Inc. and its consolidated subsidiaries unless we state otherwise or the context otherwise requires.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may replace information in this prospectus and information previously filed with the SEC.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13 (a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before the termination of this offering (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K).

•	our Annual Report on Form 10-K for the year ended December 31, 2014;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015;

•	our Current Reports on Form 8-K filed on February 11, 2015, and April 27, 2015;

•	the information specifically incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2014 from our Definitive Proxy Statement on Schedule 14A filed on April 28, 2015; and

•	the description of our Class A common stock contained in our Form 8-A filed on May 20, 2014, including any amendment to that form that we may file in the future for the purpose of updating the description of our Class A common stock.

These reports contain important information about us, our financial condition and our results of operations.

You may request a copy of any document incorporated by reference in this prospectus, including the exhibits thereto, at no cost, by writing or telephoning us at the following address or telephone number:

Parsley Energy, Inc.

303 Colorado Street, Suite 3000

Austin, Texas 78701

Phone: (737) 704-2300

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AVAILABLE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy documents filed by us with the SEC at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC’s website at www.sec.gov.

Our Class A common stock is listed and traded on The New York Stock Exchange (the “NYSE”). Our reports, proxy statements and other information filed with the SEC can also be inspected and copied at the NYSE, 20 Broad Street, New York, New York 10005.

We also make available free of charge on our website at www.parsleyenergy.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s Public Reference Room or through its Internet website.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements, other than statements of historical fact included in this prospectus, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under, but not limited to, the heading “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K), all of which are incorporated by reference in this prospectus, and any risk factors included in any applicable prospectus supplement. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events.

Forward-looking statements may include statements about our:

•	business strategy;

•	reserves;

•	exploration and development drilling prospects, inventories, projects and programs;

•	ability to replace the reserves we produce through drilling and property acquisitions;

•	financial strategy, liquidity and capital required for our development program;

•	realized oil, natural gas, and natural gas liquids (“NGLs”) prices;

•	timing and amount of future production of oil, natural gas and NGLs;

•	hedging strategy and results;

•	future drilling plans;

•	competition and government regulations;

•	ability to obtain permits and governmental approvals;

•	pending legal or environmental matters;

•	marketing of oil, natural gas and NGLs;

•	leasehold or business acquisitions;

•	costs of developing our properties;

•	general economic conditions;

•	credit markets;

•	uncertainty regarding our future operating results; and

•	plans, objectives, expectations and intentions contained in this prospectus that are not historical.

We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and

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development, production, gathering and sale of oil, natural gas, and NGLs. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference herein.

Reserve engineering is a process of estimating underground accumulations of oil, natural gas, and NGLs that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil, natural gas and NGLs that are ultimately recovered.

Should one or more of the risks or uncertainties described in this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

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RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities you should carefully consider those risk factors described under, but not limited to, the heading “Risk Factors” in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K), which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

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USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of securities we are offering for general corporate purposes. This may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other corporate obligations, financing of capital expenditures and acquisitions and investment in existing and future projects. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement or free writing prospectus.

Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling stockholder.

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RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of consolidated earnings to fixed charges for the periods presented:

	Year Ended December 31,					Three Months Ended March 31, 2015(a)
($ in thousands)	2010	2011	2012	2013	2014
Fixed charges:
Interest expense	$34	$492	$6,362	$13,949	$38,922	$15,050
Capitalized interest	—	234	999	3,409	2,689	—
Portion of rental expense which represents interest factor	3	6	14	35	69	79

Total Fixed Charges	$36	$732	$7,374	$17,393	$41,681	$15,129

Earnings available for fixed charges:
Pre-tax income	$1,566	$11,935	$13,453	$29,415	$93,190	$(39,819)
Less: (income)/loss from equity investments	8	(136)	(267)	(184)	(348)	(87)
Add: fixed charges	36	732	7,374	17,393	41,681	15,129
Add: capitalized interest amortized during period	—	2	6	131	193	—
Less: capitalized interest	—	(234)	(999)	(3,409)	(2,689)	—
Less: net (income)/loss - noncontrolling interests	—	—	—	—	(33,294)	13,342

Total earnings available for fixed charges	$1,611	$12,299	$19,567	$43,346	$98,733	$(11,434)

Ratio of earnings to fixed charges(b)(c)	43.9x	16.8x	2.7x	2.5x	2.4x	(0.8x )

(a)	We would have needed to generate additional $26.6 million to achieve coverage of 1:1 for the quarter ended March 31, 2015.
(b)	We had no preferred stock outstanding for any period presented, and accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.
(c)	For purposes of calculating the ratios of consolidated earnings to fixed charges, “earnings” consists of pre-tax income (loss) from continuing operations. “Fixed charges” consist of interest expense and capitalized interest. Interest expense includes amortization of discounts, financing fees, and deferred financing amortization.

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DESCRIPTION OF DEBT SECURITIES

The “Debt Securities” will be either our senior debt securities (“Senior Debt Securities”) or our subordinated debt securities (“Subordinated Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures among us, the subsidiary guarantors of such Debt Securities (each a “Subsidiary Guarantor”), if applicable, and a trustee to be determined (the “Trustee”). Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called “Indentures.”

The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.

Our rights and the rights of our creditors, including holders of the Debt Securities, to participate in the assets of any subsidiary (other than the Subsidiary Guarantors of such securities, if applicable), upon the latter’s liquidation or reorganization, will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourself be a creditor with recognized claims against such subsidiary.

We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you.

General

The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The Debt Securities will be our unsecured obligations. If the prospectus supplement so indicates, the Debt Securities will be convertible into our Class A common stock.

The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined) as described in the prospectus supplement applicable to any Subordinated Debt Securities.

If specified in the prospectus supplement respecting a particular series of Debt Securities, one or more Subsidiary Guarantors identified therein will fully and unconditionally guarantee (the “Subsidiary Guarantee”) that series described in the prospectus supplement. Each Subsidiary Guarantee will be an unsecured obligation of the Subsidiary Guarantor. A Subsidiary Guarantee of Subordinated Debt Securities will be subordinated to the Senior Debt of the Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt.

The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be issued will be offered for sale and will describe the following terms of such Debt Securities:

(1) the title of the Debt Securities;

(2) whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

(3) whether any Subsidiary Guarantor will provide a Subsidiary Guarantee of the Debt Securities;

(4) any limit on the aggregate principal amount of the Debt Securities;

(5) each date on which the principal of the Debt Securities will be payable;

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(6) the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities;

(7) each place where payments on the Debt Securities will be payable;

(8) any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

(9) any sinking fund or other provisions that would obligate us to redeem or otherwise repurchase the Debt Securities;

(10) the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

(11) whether the Debt Securities are defeasible;

(12) any addition to or change in the Events of Default;

(13) whether the Debt Securities are convertible into our Class A common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

(14) any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

(15) any other terms of the Debt Securities not inconsistent with the provisions of the Indenture.

Debt Securities, including any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof (“Original Issue Discount Securities”), may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Original Issue Discount Securities may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Global Securities

Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more global securities (each a “Global Security”) that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below, and any such other matters as may be provided for pursuant to the applicable Indenture.

Governing Law

The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York.

The Trustee

We will enter into the Indentures with a Trustee that is qualified to act under the Trust Indenture Act of 1939, as amended, and with any other Trustees chosen by us and appointed in a supplemental indenture for a particular series of Debt Securities. We may maintain a banking relationship in the ordinary course of business with our Trustee and one or more of its affiliates.

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DESCRIPTION OF CAPITAL STOCK

As of June 3, 2015, our authorized capital stock consisted of 600,000,000 shares of Class A common stock, $0.01 par value per share, of which 108,823,744 were issued and 108,752,611 were outstanding; 125,000,000 shares of Class B common stock, $0.01 par value per share, of which 32,145,296 were issued and outstanding; and 50,000,000 shares of preferred stock, par value $0.01 per share, of which no shares were issued and outstanding. The following summary of our capital stock, amended and restated certificate of incorporation and amended and restated bylaws does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our amended and restated certificate of incorporation and amended and restated bylaws.

Class A Common Stock

Voting Rights. Holders of shares of our Class A common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. The holders of shares of our Class A common stock do not have cumulative voting rights in the election of directors.

Dividend Rights. Holders of shares of our Class A common stock are entitled to ratably receive dividends when and if declared by our board of directors out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred stock.

Liquidation Rights. Upon our liquidation, dissolution, distribution of assets or other winding up, the holders of shares of our Class A common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock.

Other Matters. The shares of Class A common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Class A common stock. All outstanding shares of our Class A common stock, including the Class A common stock offered in this offering, are fully paid and non-assessable.

Class B Common Stock

Generally. In connection with our IPO and concurrent corporate reorganization, Parsley LLC distributed to its then-existing owners a class of units known as “PE Units.” Upon completion of the IPO, each holder of PE Units (a “PE Unit Holder”) received one share of Class B common stock for each PE Unit that it held. Accordingly, each PE Unit Holder has a number of votes in Parsley Energy, Inc. equal to the aggregate number of PE Units that it holds.

Voting Rights. Holders of shares of our Class B common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. Holders of shares of our Class A common stock and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except with respect to the amendment of certain provisions of our amended and restated certificate of incorporation that would alter or change the powers, preferences or special rights of the Class B common stock so as to affect them adversely, which amendments must be by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class, or as otherwise required by applicable law.

Dividend and Liquidation Rights. Holders of our Class B common stock do not have any right to receive dividends, unless the dividend consists of shares of our Class B common stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class B common stock paid

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proportionally with respect to each outstanding share of our Class B common stock, and a dividend consisting of shares of Class A common stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class A common stock on the same terms is simultaneously paid to the holders of Class A common stock. Holders of our Class B common stock do not have any right to receive a distribution upon our liquidation or winding up.

Preferred Stock

Our amended and restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.01 per share, covering up to an aggregate of 50,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and Delaware Law

Some provisions of Delaware law, and our amended and restated certificate of incorporation and our amended and restated bylaws described below, will contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

Section 203 of the Delaware General Corporation Law (“DGCL”) prohibits a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board of directors before the date the interested stockholder attained that status;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

We are not subject to the provisions of Section 203 of the DGCL.

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Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Provisions of our amended and restated certificate of incorporation and our amended and restated bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our Class A common stock.

Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

•	establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our amended and restated bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

•	provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;

•	provide that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series;

•	provide that our amended and restated certificate of incorporation and amended and restated bylaws may be amended by the affirmative vote of the holders of at least two-thirds of our then outstanding Class A common stock;

•	provide that special meetings of our stockholders may only be called by the board of directors, the chief executive officer or the chairman of the board;

•	provide for our board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three-year terms, other than directors which may be elected by holders of preferred stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors;

•	provide that we renounce any interest in existing and future investments in other entities by, or the business opportunities of, the Sponsors (as defined in our amended and restated certificate of incorporation) or any of their officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries (other than our directors that are presented business opportunities in their capacity as our directors) and that they have no obligation to offer us those investments or opportunities; and

•	provide that our amended and restated bylaws can be amended by the board of directors.

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Forum Selection

Our amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders;

•	any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our bylaws; or

•	any action asserting a claim against us or any director or officer or other employee of ours that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

Our amended and restated certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and to have consented to, this forum selection provision. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our amended and restated certificate of incorporation is inapplicable or unenforceable.

Limitation of Liability and Indemnification Matters

Our amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of their duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

Our amended and restated bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into indemnification agreements with each of our directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may

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arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our amended and restated certificate of incorporation and the indemnification agreements facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our capital stock is American Stock Transfer & Trust Company, LLC.

Listing

Our Class A common stock is listed on the NYSE under the symbol “PE.”

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DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares (either separately or together with other securities) representing fractional interests in our preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the preferred stock related to the depositary shares, we will deposit the preferred stock with the relevant preferred stock depositary and will cause the preferred stock depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange redemption and liquidation rights).

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our Class A common stock, debt securities, preferred stock or any combination of the foregoing securities. Warrants may be issued independently or together with our securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

You should refer to the prospectus supplement relating to a particular issue of warrants for the terms of and information relating to the warrants, including, where applicable:

(1) the number of securities purchasable upon exercise of the warrants and the price at which such securities may be purchased upon exercise of the warrants;

(2) the date on which the right to exercise the warrants commences and the date on which such right expires (the “Expiration Date”);

(3) the United States federal income tax consequences applicable to the warrants;

(4) the amount of the warrants outstanding as of the most recent practicable date; and

(5) any other terms of the warrants.

Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Each warrant will entitle its holder to purchase such number of securities at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of securities, including the right to receive payments of any dividends on the securities purchasable upon exercise of the warrants, or to exercise any applicable right to vote.

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SELLING STOCKHOLDERS

Selling stockholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, securities in various private transactions. Such selling stockholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as “selling stockholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each of the selling stockholders and the number of shares of our common stock beneficially owned by such selling stockholder that are covered by such prospectus supplement.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

The consolidated and combined financial statements of Parsley Energy, Inc. and subsidiaries as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The statements of revenues and direct operating expenses of properties acquired by Parsley Energy, L.P. from Pacer Energy, Ltd. for the year ended December 31, 2013 have been included herein in reliance upon the report of KPMG LLP, independent auditors, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The information incorporated by reference in this prospectus regarding estimated quantities of proved reserves, the future net revenues from those reserves and their present value as of December 31, 2014 is based on the proved reserves report prepared by Netherland, Sewell & Associates, Inc., our independent petroleum engineers. These estimates are incorporated by reference in this prospectus in reliance upon the authority of such firm as an expert in these matters.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

On May 1, 2014, Parsley Energy, L.P., a Texas limited partnership and wholly owned subsidiary of Parsley LLC, acquired certain oil and gas leaseholds located in the State of Texas and various other related rights, permits, contracts, equipment and other assets from Pacer Energy, Ltd., a Delaware limited partnership (the “Pacer Acquisition”). The aggregate purchase price for the Pacer Acquisition was $165.3 million, including customary post-effective date adjustments, all of which was paid in cash.

Had the Pacer Acquisition been effective on January 1, 2014, Parsley would have had the following pro forma effects to its income statement:

•	Revenue increase of $6.2 million from the sale of approximately 91,000 barrel equivalents of production;

•	Lease operating expense increase of $0.3 million;

•	Production and ad valorem taxes increase of $0.3 million;

•	Depreciation, depletion and amortization increase of $1.8 million; and

•	Interest expense increase of $2.3 million

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INDEX TO FINANCIAL STATEMENTS

PACER ASSETS ACQUISITION

Historical Financial Statements

Independent Auditor’s Report	F-2

Statements of revenues and direct operating expenses for the year ended December 31, 2013 and the three months ended March 31, 2014	F-3

Notes to statements of revenues and direct operating expenses	F-4

F-1

Independent Auditor’s Report

The Board of Managers

Parsley Energy, LLC:

Report on the Financial Statements

We have audited the accompanying statement of revenues and direct operating expenses of properties acquired by Parsley Energy, L.P. from Pacer Energy, Ltd. (the “Properties”) for the year ended December 31, 2013.

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of the statement of revenues and direct operating expenses in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the statement of revenues and direct operating expenses based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and direct operating expenses is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making these risk assessments, the auditor considers the internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

The accompanying statement of revenues and direct operating expenses referred to above was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. The statement of revenues and direct operating expenses is not intended to be a complete presentation of the operations of the Properties.

Opinion

In our opinion, the statement of revenues and direct operating expenses referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the Properties for the year ended December 31, 2013, in accordance with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Dallas, Texas

May 5, 2014

F-2

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF PROPERTIES ACQUIRED BY PARSLEY ENERGY, L.P. FROM PACER ENERGY, LTD.

	For the Year Ended December 31, 2013	For the Three Months Ended March 31, 2014
		(unaudited)
	(in thousands)
REVENUES:
Oil sales	$6,741	$3,966
Natural gas and natural gas liquids	1,762	1,369

Total operating revenues	8,503	5,335
DIRECT OPERATING EXPENSES:
Lease operating expense	140	199
Production taxes	443	295

Total direct operating expenses	583	494

OPERATING REVENUES IN EXCESS OF DIRECT OPERATING EXPENSES	$7,920	$4,841

See accompanying notes to the Statements of Revenues

and Direct Operating Expenses of Properties Acquired by Parsley Energy, L.P. from Pacer Energy, Ltd.

F-3

NOTES TO THE STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF

PROPERTIES ACQUIRED BY PARSLEY ENERGY, L.P., FROM PACER ENERGY, LTD.

1.	BASIS OF PRESENTATION

On May 1, 2014, Parsley Energy, L.P., a Texas Limited Partnership, (referred to herein as “Parsley LP,”), a wholly-owned subsidiary of Parsley Energy, LLC, (“Parsley Energy”) acquired (the “Acquisition”) certain oil and gas leaseholds located in the State of Texas and various other related rights, permits, contracts, equipment and other assets (the “Acquired Properties”) from Pacer Energy, Ltd., a Delaware limited partnership (the “Seller). The effective date for the Acquisition was May 1, 2014 (the “Effective Date”). The aggregate purchase price for the Acquisition was $165.3 million, including customary post-effective date adjustments, all of which was paid in cash.

The accompanying Statement of Revenues and Direct Operating Expenses of the Properties Acquired by Parsley Energy, L.P. (the “Statement”) was prepared by Parsley Energy based on carved-out financial information and data from the Seller’s historical accounting records. Because the Acquired Properties are not separate legal entities, the accompanying Statement varies from a complete income statement in accordance with accounting principles generally accepted in the United States of America in that they do not reflect certain expenses that were incurred in connection with the ownership and operation of the Acquired Properties including, but not limited to, general and administrative expenses, interest expense, and other indirect expenses. These costs were not separately allocated to the Acquired Properties in the accounting records of the Seller. In addition, these allocations, if made using historical general and administrative structures, would not produce allocations that would be indicative of the historical performance of the Acquired Properties had they been owned by Parsley Energy due to the differing size, structure, operations and accounting policies of the Seller and Parsley Energy. The accompanying Statements also do not include provisions for depreciation, depletion, amortization and accretion, as such amounts would not be indicative of the costs which Parsley Energy will incur upon the allocation of the purchase price paid for the Acquired Properties. For these reasons, the Statement is not indicative of the results of operations of the Acquired Properties on a going forward basis due to changes in the business and the omission of various operating expenses. Furthermore, no balance sheet has been presented for the Acquired Properties because not all of the historical cost and related working capital balances are segregated or easily obtainable, nor has information about the Acquired Properties’ operating, investing and financing cash flows been provided for similar reasons. Accordingly, the accompanying Statement is presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission (“SEC”) Regulation S-X.

The Seller commenced exploratory operations on the Acquired Properties during the year ended December 31, 2013. Accordingly, there is no historical financial or other information available with respect to any period prior to January 1, 2013.

2.	COMMITMENT USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS

The preparation of this Statement in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of operating revenues and direct operating expenses during the respective reporting periods. Actual results may differ from the estimates and assumptions used in the preparation of the Statement.

3.	COMMITMENTS AND CONTINGENCIES

As represented by the Seller in the Acquisition Agreement, there are no known claims, litigation or disputes pending as of the effective date of the Acquisition Agreement, or any matters arising in connection with indemnification, and neither Parsley Energy nor the Seller are aware of any legal, environmental or other commitments or contingencies that would have a material adverse effect on the Statement.

F-4

4.	REVENUE RECOGNITION

Seller records revenues from the sales of crude oil and natural gas when they are produced and sold. There were no gas imbalances at December 31, 2013 or March 31, 2014.

5.	DIRECT OPERATING EXPENSES

Direct operating expenses are recorded when the related liability is incurred. Direct operating expenses include lease and gathering operating expenses, ad valorem taxes and production taxes. Certain costs such as depletion, depreciation and amortization, accretion of asset retirement obligations, general and administrative expenses and interest expense were not allocated to the Acquired Properties.

6.	SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (unaudited):

Estimated quantities of proved oil and gas reserves of the Acquired Properties were derived from reserve estimates prepared by Parsley Energy’s in-house petroleum engineers. Proved reserves were estimated in accordance with the guidelines established by the SEC and the FASB. Estimates of proved reserves are inherently imprecise and are continually subject to revision based on production history, results of additional exploration and development, price changes and other factors. All of the Acquired Properties’ proved reserves are located in the continental United States.

Guidelines prescribed in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 932, Extractive Industries – Oil and Gas, have been followed for computing a standardized measure of future net cash flows and changes therein relating to estimated proved reserves. Future cash inflows and future production and development costs are determined by applying prices and costs, including transportation, quality, and basis differentials, to the year-end estimated quantities of oil and gas to be produced in the future. The resulting future net cash flows are reduced to present value amounts by applying a ten percent annual discount factor. Future operating costs are determined based on estimates of expenditures to be incurred in producing the proved oil and gas reserves in place at the end of the period using year-end costs and assuming continuation of existing economic conditions, plus overhead incurred. Future development costs are determined based on estimates of capital expenditures to be incurred in developing proved oil and gas reserves.

The assumptions used to compute the standardized measure are those prescribed by the FASB and the SEC. These assumptions do not necessarily reflect Parsley Energy’s expectations of actual revenues to be derived from those reserves, nor their fair value. The limitations inherent in the reserve quantity estimation process, as discussed previously, are equally applicable to the standardized measure computations since these reserve quantity estimates are the basis for the valuation process. Parsley Energy emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries and undeveloped locations are more imprecise than estimates of established proved producing oil and gas properties. Accordingly, these estimates are expected to change as future information becomes available. The standardized measure excludes federal income taxes as the tax basis for the Acquired Properties could not be determined or reasonably estimated for the periods presented. In addition, the tax basis of the Acquired Properties will differ from that of the Seller so any tax provision is not relevant. The Acquired Properties’ operations are located in Texas and are subject to an entity-level tax, the Texas margin tax, at a statutory rate of up to 1.0% of income that is apportioned to Texas.

F-5

The following table sets forth information for the year ended December 31, 2013 with respect to changes in the Acquired Properties’ proved (i.e., proved developed and undeveloped) reserves:

	Year Ended December 31, 2013
	Crude Oil (Bbls)	Liquids (Bbls)	Natural Gas (Mcf)	Boe
	(in thousands)
Proved Developed and Undeveloped Reserves:
Beginning of the year	—	—	—	—
Extensions and discoveries	4,625	2,131	11,814	8,725
Production	(70)	(6)	(342)	(133)

End of the year	4,555	2,125	11,472	8,592

Proved developed reserves, included above:
December 31, 2013	878	517	2,791	1,860
Proved undeveloped reserves, included above:
December 31, 2013	3,677	1,608	8,681	6,732

The following values for the crude oil and natural gas reserves at December 31, 2013, are based on prices of $93.42 per bbl and $3.47 per Mcf. These prices were based on the 12 month arithmetic average of the first-day-of-the-month prices for the proceeding 12-month period. The crude oil pricing was based off the West Texas Intermediate price and natural gas pricing was based off of average Henry Hub spot natural gas prices. All prices have been adjusted for transportation, quality and basis differentials.

The following summary sets forth the Acquired Properties’ future net cash flows relating to proved oil and gas reserves based on the standardized measure prescribed in ASC Topic 932:

December 31, 2013
(in thousands)
Future cash inflows	$543,307
Future production costs	(122,052)
Future development costs	(52,656)
Future income tax expenses	(3,803)

Future net cash flows	364,796
10% discount to reflect timing of cash flows	(230,320)

Standardized measure of discounted future net cash flows	$134,476

The principal sources of changes in the standardized measure of discounted future net cash flows were:

December 31, 2013
(in thousands)
Standardized measure, beginning of period	$—
Sales of oil and natural gas, net of production costs	(7,920)
Extensions and discoveries	143,955
Net change in income taxes	(1,559)

Standardized measure, end of period	$134,476

F-6

Prospectus

                    , 2015

PROSPECTUS

Parsley Energy, Inc.

67,998,628 Shares of Class A common stock

The securities to be offered and sold using this prospectus are currently issued and outstanding shares of our Class A common stock. These shares of Class A common stock may be offered and sold by the selling stockholders named in this prospectus or in any supplement to this prospectus from time to time in accordance with the provisions set forth under “Plan of Distribution.”

The selling stockholders may sell the shares of Class A common stock offered by this prospectus from time to time on any exchange on which the shares of Class A common stock are listed on terms to be negotiated with buyers. They may also sell the shares of Class A common stock in private sales or through dealers or agents. The selling stockholders may sell the shares of Class A common stock at prevailing market prices or at prices negotiated with buyers. The selling stockholders will be responsible for any commissions due to brokers, dealers or agents. We will be responsible for all other offering expenses. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Class A common stock offered by this prospectus.

We are registering these 67,998,628 shares of our Class A common stock for sale by the selling stockholders named below pursuant to (i) a registration rights agreement, dated May 29, 2014, by and among us, Parsley Energy, LLC and certain other stockholders, which we entered into in connection with our IPO and (ii) a registration rights agreement, dated February 11, 2015, by and among us and the several purchasers party thereto, which we entered into in connection with a private placement of shares of our Class A common stock, and pursuant to which 14,885,797 shares of our Class A common stock were previously registered on a registration statement on Form S-1 (File No. 333-202671) on March 11, 2015. The shares of Class A common stock being registered hereby includes 32,145,296 shares of Class A common stock issuable upon exchange of limited liability company units in Parsley Energy, LLC together with an equal number of shares of our Class B common stock.

Our Class A common stock is traded on the New York Stock Exchange under the symbol “PE.”

Our principal executive offices are located at 303 Colorado Street, Suite 3000, Austin, Texas 78701, and our telephone number at that address is (737) 704-2300.

You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. See “Risk Factors” beginning on page 6 of this prospectus for information on certain risks related to the purchase of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 5, 2015.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We have not authorized any dealer, salesperson or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholders may use this prospectus to offer and sell up to an aggregate of 67,998,628 shares of our Class A common stock from time to time. This prospectus generally describes Parsley Energy, Inc. and the Class A common stock that our selling stockholders may offer. The selling stockholders will deliver a prospectus supplement with this prospectus, to the extent appropriate, to update the information contained in this prospectus. The selling stockholders may sell their shares of Class A common stock through any means described below under the heading “Plan of Distribution”.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Available Information.”

ABOUT PARSLEY ENERGY, INC.

Overview

We are an independent oil and natural gas company focused on the acquisition, development and exploitation of unconventional oil and natural gas reserves in the Permian Basin. The Permian Basin is located in West Texas and Southeastern New Mexico and is comprised of three primary sub-areas: the Midland Basin, the Central Basin Platform and the Delaware Basin. These areas are characterized by high oil and liquids-rich natural gas content, multiple vertical and horizontal target horizons, extensive production histories, long-lived reserves and historically high drilling success rates. Our properties are primarily located in the Midland and Delaware Basins and our activities have historically been focused on the vertical development of the Spraberry, Wolfberry and Wolftoka Trends of the Midland Basin. Our vertical wells in the Permian Basin are drilled into stacked pay zones that include the Spraberry, Wolfcamp, Upper Pennsylvanian (Cline), Strawn, Atoka and Mississippian formations. During the course of 2014 we transitioned from primarily vertical development drilling to predominantly horizontal development drilling activity. For additional information about our company, please read the documents listed under “Incorporation of Certain Documents by Reference.”

Organizational Structure

We are a holding company that was incorporated as a Delaware corporation on December 11, 2013, for the purpose of facilitating our initial public offering (the “IPO”) and to become the sole managing member of Parsley Energy, LLC, which we refer to as “Parsley LLC.” Our principal asset is a controlling equity interest in Parsley LLC. On May 22, 2014, a registration statement filed on Form S-1 with the SEC related to shares of our Class A common stock, par value $0.01 per share (“Class A common stock”), was declared effective. The IPO closed on May 29, 2014. Prior to the IPO, we had not engaged in any business or other activities except in connection with our formation and the IPO. As a result of the IPO and certain related reorganization transactions, we became the sole managing member of, and have a controlling equity interest in, Parsley LLC. As the sole managing member of Parsley LLC, we operate and control all of the business and affairs of Parsley LLC and, through Parsley LLC and its subsidiaries, conduct our business. We consolidate the financial results of Parsley LLC and its subsidiaries and record noncontrolling interests for the economic interest in Parsley LLC held by the other holders of equity interests in Parsley LLC.

Company Information

We are a Delaware corporation. Our principal executive offices are located at 303 Colorado Street, Suite 3000, Austin, Texas 78701 and our telephone number at that address is (737) 704-2300. Our website address is www.parsleyenergy.com.

As used in this prospectus, the “Company,” “we,” “our,” “us” or like terms mean Parsley Energy, Inc. and its consolidated subsidiaries unless we state otherwise or the context otherwise requires.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may replace information in this prospectus and information previously filed with the SEC.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13 (a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before the termination of this offering (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K);

•	our Annual Report on Form 10-K for the year ended December 31, 2014;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015;

•	our Current Reports on Form 8-K filed on February 11, 2015, and April 27, 2015;

•	the information specifically incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2014 from our Definitive Proxy Statement on Schedule 14A filed on April 28, 2015; and

•	the description of our Class A common stock contained in our Form 8-A filed on May 20, 2014, including any amendment to that form that we may file in the future for the purpose of updating the description of our Class A common stock.

These reports contain important information about us, our financial condition and our results of operations.

You may request a copy of any document incorporated by reference in this prospectus, including the exhibits thereto, at no cost, by writing or telephoning us at the following address or telephone number:

Parsley Energy, Inc.

303 Colorado Street, Suite 3000

Austin, Texas 78701

Phone: (737) 704-2300

AVAILABLE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy documents filed by us with the SEC at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC’s website at www.sec.gov.

Our Class A common stock is listed and traded on The New York Stock Exchange (the “NYSE”). Our reports, proxy statements and other information filed with the SEC can also be inspected and copied at the NYSE, 20 Broad Street, New York, New York 10005.

We also make available free of charge on our website at www.parsleyenergy.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s Public Reference Room or through its Internet website.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements, other than statements of historical fact included in this prospectus, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under, but not limited to, the heading “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K), all of which are incorporated by reference in this prospectus, and any risk factors included in any applicable prospectus supplement. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events.

Forward-looking statements may include statements about our:

•	business strategy;

•	reserves;

•	exploration and development drilling prospects, inventories, projects and programs;

•	ability to replace the reserves we produce through drilling and property acquisitions;

•	financial strategy, liquidity and capital required for our development program;

•	realized oil, natural gas, and natural gas liquids (“NGLs”) prices;

•	timing and amount of future production of oil, natural gas and NGLs;

•	hedging strategy and results;

•	future drilling plans;

•	competition and government regulations;

•	ability to obtain permits and governmental approvals;

•	pending legal or environmental matters;

•	marketing of oil, natural gas and NGLs;

•	leasehold or business acquisitions;

•	costs of developing our properties;

•	general economic conditions;

•	credit markets;

•	uncertainty regarding our future operating results; and

•	plans, objectives, expectations and intentions contained in this prospectus that are not historical.

We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development, production, gathering and sale of oil, natural gas, and NGLs. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference herein.

Reserve engineering is a process of estimating underground accumulations of oil, natural gas, and NGLs that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil, natural gas and NGLs that are ultimately recovered.

Should one or more of the risks or uncertainties described in this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities you should carefully consider those risk factors described under, but not limited to, the heading “Risk Factors” in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K), which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Class A common stock offered under this prospectus. Any proceeds from the sale of Class A common stock under this prospectus will be received by the selling stockholders.

EXCHANGE OF PE UNITS AND CLASS B COMMON STOCK

Prior to the completion of our IPO, Parsley LLC’s limited liability company agreement was amended and restated to modify its capital structure by replacing the different classes of interests previously held by Parsley LLC owners with a single new class of units called “PE Units.” In addition, each holder of PE Units (a “PE Unit Holder”) received one share of our Class B common stock. Pursuant to such amended and restated limited liability company agreement (the “Parsley Energy LLC Agreement”), each PE Unit Holder has the right to exchange his or her PE Units together with an equal number of shares of our Class B common stock, for shares of our Class A Common Stock (or cash at our or Parsley LLC’s election on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications). As holders exchange their PE Units and Class B common stock for Class A common stock, our interest in Parsley LLC will increase.

The selling stockholders will each generally bear his or her own expenses in connection with an exchange, except that, subject to a limited exception, we are required to pay any transfer taxes, stamp taxes or duties or other similar taxes in connection with such an exchange.

SELLING STOCKHOLDERS

The selling stockholders named below may offer and sell from time to time in the future up to an aggregate of 67,998,628 shares of our Class A common stock, par value $0.01 per share. The term “selling stockholders” includes the stockholders listed in the table below and their transferees, pledgees, donees, assignees or other successors. Messrs. Sheffield, Gallagher, Treadwell, Hinson, Dalton and Roberts, each selling stockholders, have certain relationships with the Company as disclosed in the section entitled “Directors and Executive Officers” in the Company’s Definitive Proxy Statement on Schedule 14A, which is incorporated by reference herein.

We are registering these 67,998,628 shares of our Class A common stock for sale by the selling stockholders named below pursuant to (i) a registration rights agreement, dated May 29, 2014, by and among us, Parsley LLC and certain other stockholders, which we entered into in connection with our IPO (the “IPO RRA”) and (ii) a registration rights agreement, dated February 11, 2015, by and among us and the several purchasers party thereto, which we entered into in connection with a private placement of shares of our Class A common stock (the “PIPE RRA” and together with the IPO RRA, the “RRAs”), and pursuant to which 14,885,797 shares of our Class A common stock were previously registered on a registration statement on Form S-1 (File No. 333-202671) on March 11, 2015.

Pursuant to the RRAs, we will pay all expenses relating to the offering of these shares, except that the selling stockholders will pay any underwriting discounts or commissions. See “Description of Capital Stock—Registration Rights Agreements.” We will indemnify the selling stockholders against liabilities, including liabilities under the Securities Act. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, which may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus.

The following table sets forth information as of the date of this prospectus by each selling stockholder regarding the beneficial ownership of shares of our Class A common stock and the number of shares of our Class A common stock that may from time to time be offered or sold pursuant to this prospectus. For those selling stockholders obtaining shares of Class A common stock through an exchange of PE Units, the percentage of shares beneficially owned before the offering is based on the number of shares of our Class A common stock and Class B common stock outstanding as of the date of this prospectus, assuming the exchange of all PE Units. For those selling stockholders who obtained shares in the private placement, the percentage of shares beneficially owned before the offering is based on the number of shares of our Class A common stock and Class B common stock outstanding as of the date of this prospectus. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling stockholders and that the selling stockholders do not acquire any additional shares. Information in the table below with respect to beneficial ownership has been furnished by (i) American Stock Transfer & Trust Company, LLC, our transfer agent, with regard to the shares offered pursuant to the IPO RRA and (ii) each of the selling stockholders with regard to the shares offered pursuant to the PIPE RRA.

Information concerning the selling stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. The selling stockholders may offer all, some or none of their shares of Class A common stock. We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of Class A common stock. In addition, the selling stockholders listed in the table below may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our Class A common stock in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. As described in “Exchange of PE Units and Class B Common Stock” above, the holders of PE Units have the right to exchange such PE Units, together with an equal number of shares of Class B common stock, for shares of our Class A common stock on a one-for-one basis. Assuming the exchange of 32,145,296 PE Units (together with an equal number of shares of our Class B common stock) for an equivalent number of shares of our Class A common stock, as of the date of this prospectus, there would be 140,897,907 shares of our Class A common stock outstanding. The beneficial ownership information presented below assumes that all 32,145,296 PE Units have been exchanged for an equivalent number of shares of Class A common stock.

	Shares of Class A Common Stock Beneficially Owned Prior to this Offering		Number of Shares of Class A Common Stock Being Offered	Shares of Class A Common Stock Beneficially Owned After this Offering
Name	Number(1)	%(2)		Number	%
NGP X US Holdings, L.P.(3)	6,620,112	4.7%	6,620,112	0	0
Sheffield Energy Management, LLC(4)	3,513,447	2.5	3,513,447	0	0
Michael Hinson	2,690,628	1.9	2,690,628	0	0
Ryan Dalton	1,425,189	1.0	1,425,189	0	0
Butte Family Partners, LLC	416,099	*	416,099	0	0
Parsley Interests, LP(5)	1,537,610	1.1	1,537,610	0	0
One Putt Oil & Gas Ltd.(6)	73,805	*	73,805	0	0
Back Nine Oil & Gas Ltd.(6)	811,858	*	811,858	0	0
Nine Iron Oil & Gas Ltd.(6)	250,938	*	250,938	0	0
HowJan Properties, Inc.(6)	339,504	*	339,504	0	0
Bryan Sheffield(7)	35,440,859	25.2	35,440,859	0	0
Matt Gallagher	1,423,430	1.0	1,423,430	0	0
Colin Roberts	230,203	*	230,203	0	0
Paul Treadwell	1,451,250	1.0	1,451,250	0	0
PLZ Properties, LLC	32,491	*	32,491	0	0
ZP Master Utility Fund, Ltd(8)	2,618,709	1.9	2,618,709	0	0
P Zimmer Ltd.(9)	607,097	*	607,097	0	0
MTP Energy Fund Ltd.(10)	56,503	*	56,503	0	0
Blackwell Partners, LLC(10)	38,387	*	38,387	0	0
Compass Offshore HTV PCC Limited(10)	46,903	*	46,903	0	0
Compass HTV LLC(10)	69,806	*	69,806	0	0
Hipparchus Master Fund Ltd(10)	57,613	*	57,613	0	0
Magnetar Capital Master Fund Ltd(10)	124,065	*	124,065	0	0
Magnetar Global Event Driven Master Fund Ltd(10)	218,323	*	218,323	0	0
Spectrum Opportunities Master Fund Ltd(10)	90,065	*	90,065	0	0
Lord Abbett Bond-Debenture Fund, Inc.(11)	882,750	*	882,750	0	0
Lord Abbett Investment Trust—Lord Abbett High Yield Fund(12)	263,311	*	263,311	0	0
Lord Abbett Investment Trust—Lord Abbett Convertible Fund(13)	188,000	*	188,000	0	0
Lord Abbett Research Fund, Inc.—Small-Cap Value Series(14)	271,500	*	271,500	0	0
Lord Abbett Series Fund, Inc.—Bond-Debenture Portfolio(15)	88,000	*	88,000	0	0
Met Investors Series Trust—Lord Abbett Bond Debenture Portfolio(16)	131,000	*	131,000	0	0
Lord Abbett Passport Portfolios plc—Lord Abbett High Yield Fund(17)	4,550	*	4,550	0	0
Lord Abbett Passport Portfolios plc—Lord Abbett Multi-Sector Income Fund(18)	500	*	500	0	0
Adage Capital Partners, L.P.(19)	1,500,000	1.1	1,500,000	0	0
O’Connor Global Multi-Strategy Alpha Master Limited(20)	483,871	*	483,871	0	0
Highbridge International, LLC(21)	483,871	*	483,871	0	0
Standard Investment Research Hedged Equity Master Fund, Ltd(22)	435,000	*	435,000	0	0
T. Rowe Price New Horizons Fund, Inc.(23)	1,560,401	1.1	1,560,401	0	0
T. Rowe Price New Horizons Trust(23)	182,600	*	182,600	0	0
T. Rowe Price U.S. Equities Trust (23)	7,380	*	7,380	0	0
New York City Deferred Compensation Plan(23)	59,100	*	59,100	0	0
T. Rowe Price Small-Cap Value Fund, Inc.(23)	1,164,100	*	1,164,100	0	0
T. Rowe Price U.S. Small-Cap Value Equity Trust(23)	107,800	*	107,800	0	0
Total	67,998,628	48.3	67,998,628	0	0

*	Denotes less than 1%

(1)	Includes shares of our Class B common stock owned by these individuals that, subject to the terms of the Amended and Restated Parsley LLC Agreement, are, together with an equivalent number of PE Units, exchangeable at any time and from time to time for shares of Class A common stock on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications.
(2)	Based upon an aggregate of 140,897,907 shares of Class A common stock and Class B common stock outstanding as of June 3, 2015. The Class A Shares to be issued upon the exchange of Class B Shares that are currently exchangeable pursuant to the terms of the Amended and Restated Parsley LLC Agreement are deemed to be outstanding and beneficially owned by the person holding the Class B Shares for the purpose of computing the percentage of beneficial ownership of Class A Shares for that person and any group of which that person is a member.
(3)	NGP X US Holdings, L.P. is wholly owned and controlled by its general partner, NGP X Holdings GP, L.L.C. (“NGP X Holdings GP”), and its limited partners, NGP Natural Resources X, L.P. (“NGP X”) and NGP X Parallel Holdings, L.P. (“NGP X Parallel”). NGP X Holdings GP is wholly owned by NGP X. NGP X Holdings GP, NGP X and NGP X Parallel may be deemed to share voting and dispositive power over the reported shares and therefore may also be deemed to be the beneficial owner of these shares. NGP X Holdings GP, NGP X and NGP X Parallel disclaim beneficial ownership of the reported shares in excess of such entity’s pecuniary interest in the shares. GFW X, L.L.C. and G.F.W. Energy X, L.P. may be deemed to share voting and dispositive power over the reported shares and therefore may also be deemed to be the beneficial owner of these shares by virtue of GFW X, L.L.C. being the sole general partner of G.F.W. Energy X, L.P. (which is the sole general partner of NGP X and NGP X Parallel). Kenneth A. Hersh, an Authorized Member of GFW X, may also be deemed to share the power to vote, or to direct the vote, and to dispose, or to direct the disposition, of such securities. Mr. Hersh does not directly own any reported securities. GFW X, L.L.C. has delegated full power and authority to manage NGP X and NGP X Parallel to NGP Energy Capital Management, L.L.C. and accordingly, NGP Energy Capital Management, L.L.C. may be deemed to share voting and dispositive power over these shares and therefore may also be deemed to be the beneficial owner of these shares.
(4)	Bryan Sheffield has voting and dispositive power over these shares.
(5)	JOMO Oil Corp. is the general partner of Parsley Interests, L.P. and has voting and dispositive power over these shares. Joe M. Parsley is the President of JOMO Oil Corp. The address for JOMO Oil Corp. and Parsley Interests, L.P. is P.O. Box 2788, Midland, Texas 79702.
(6)	Sure Putt Inc. GP is the general partner of these entities and has voting and dispositive power over these shares. Howard W. Parker is the President of Sure Putt Inc. GP. The address of these entities is P.O. Box 162810, Austin, Texas 78716.
(7)	Does not include shares held by Sheffield Energy Management, LLC. Bryan Sheffield has voting and dispositive power over these shares.
(8)	Zimmer Partners, LP, as investment manager, and Zimmer Partners GP, LLC, as general partner of Zimmer Partners, LP, exercise voting and investment power with respect to the shares. Stuart J. Zimmer is the managing member of Zimmer Partners GP, LLC. Mr. Zimmer disclaims any such beneficial ownership of the shares.
(9)	Zimmer Partners, LP, as investment manager, and Zimmer Partners GP, LLC, as general partner of Zimmer Partners, LP, exercise voting and investment power with respect to the shares. Stuart J. Zimmer is the managing member of Zimmer Partners GP, LLC. Mr. Zimmer disclaims any such beneficial ownership of the shares.
(10)	Magnetar Financial LLC (“Magnetar Financial”) serves as investment adviser to the Managed Accounts, Hipparchus Master Fund Ltd, Magnetar Capital Master Fund, Ltd, Magnetar Global Event Driven Master Fund Ltd, and Spectrum Opportunities Master Fund Ltd. MTP Energy Management LLC (“MTP Energy Management”) is the investment manager to MTP Energy Fund Ltd. Magnetar Financial exercises voting and investment power over the Shares held for the accounts of the Managed Accounts, Hipparchus Master Fund Ltd, Magnetar Capital Master Fund, Ltd, Magnetar Global Event Driven Master Fund Ltd and Spectrum Opportunities Master Fund Ltd. MTP Energy Management exercises voting and investment power over the shares held for the accounts of MTP Energy Fund Ltd. Magnetar Financial serves as the sole member of MTP Energy. Magnetar Capital Partners LP (“Magnetar Capital Partners”) serves as the sole member and parent holding company of Magnetar Financial. Supernova Management LLC (“Supernova Management”) is the general partner of Magnetar Capital Partners. The manager of Supernova Management is Mr. Alec N. Litowitz (“Mr. Litowitz”). Each of MTP Energy Management, Magnetar Financial, Magnetar Capital Partners, Supernova Management and Mr. Litowitz may be deemed the beneficial owner of the shares held by the selling stockholders. Such persons, however, expressly disclaim any beneficial ownership of the shares held by the selling stockholders.
(11)	Lord, Abbett & Co. LLC is the investment adviser of the selling stockholder and has sole voting and investment power over the shares owned by Lord Abbett Bond-Debenture Fund, Inc.
(12)	Lord, Abbett & Co. LLC is the investment adviser of the selling stockholder and has sole voting and investment power over the shares owned by Lord Abbett Investment Trust—Lord Abbett High Yield Fund.
(13)	Lord, Abbett & Co. LLC is the investment adviser of the selling stockholder and has sole voting and investment power over the shares owned by Lord Abbett Investment Trust—Lord Abbett Convertible Fund.
(14)	Lord, Abbett & Co. LLC is the investment adviser of the selling stockholder and has sole voting and investment power over the shares owned by Lord Abbett Research Fund, Inc.—Small-Cap Value Series.

(15)	Lord, Abbett & Co. LLC is the investment adviser of the selling stockholder and has sole voting and investment power over the shares owned by Lord Abbett Series Fund, Inc.—Bond-Debenture Portfolio.
(16)	Lord, Abbett & Co. LLC is the investment adviser of the selling stockholder and has sole voting and investment power over the shares owned by Met Investors Series Trust—Lord Abbett Bond Debenture Portfolio.
(17)	Lord, Abbett & Co. LLC is the investment adviser of the selling stockholder and has sole voting and investment power over the shares owned by Lord Abbett Passport Portfolios plc—Lord Abbett High Yield Fund.
(18)	Lord, Abbett & Co. LLC is the investment adviser of the selling stockholder and has sole voting and investment power over the shares owned by Lord Abbett Passport Portfolios plc—Lord Abbett Multi-Sector Income Fund.
(19)	Adage Capital Partners, GP, LLC, or ACPGP, serves as the general partner of Adage Capital Partners, LP, or the Fund, and as such has discretion over the portfolio of securities beneficially owned by the Fund. Adage Capital Advisors, LLC, or ACA, is the managing member of ACPGP and directs ACPGP’s operations. Robert Atchinson and Phillip Gross are the managing members of ACA. Mr. Atchinson and Mr. Gross disclaim beneficial ownership of the reported shares except to the extent of their pecuniary interest therein.
(20)	UBS O’Connor LLC (“UBS O’Connor”) is the investment manager of O’Connor Global Multi-Strategy Alpha Master Limited (“O’Connor Master Fund”) and has voting control and investment discretion over the securities described herein held by O’Connor Master Fund. Dawn Fitzpatrick (“Ms. Fitzpatrick”), the Chief Executive Officer and Chief Investment Officer of UBS O’Connor, and Jeff Putman (“Mr. Putman”), a Portfolio Manager for UBS O’Connor, each also have voting control and investment discretion over the securities described herein held by O’Connor Master Fund. As a result, each of UBS O’Connor, Ms. Fitzpatrick and Mr. Putman may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities described herein held by O’Connor Master Fund.
(21)	Highbridge Capital Management, LLC is the trading manager of Highbridge International LLC and has voting and dispositive power over the shares held by Highbridge International LLC. Scott Kapnick is the Chief Executive Officer of Highbridge Capital Management, LLC. Each of Highbridge Capital Management, LLC and Scott Kapnick disclaims beneficial ownership of the shares held by Highbridge International LLC.
(22)	SIR Capital Management L.P., as investment manager, has sole voting and investment discretion over the shares.
(23)	T. Rowe Price Associates, Inc. (“TRPA”) serves as an investment advisor with the power to direct investments and/or sole power to vote the shares owned by the TRPA advised entity listed in the above table. For purposes of reporting requirements of the Exchange Act, TRPA may be deemed to be the beneficial owner of all of the shares being registered for resale pursuant to the registration statement of which this prospectus forms a part; however, TRPA expressly disclaims that it is, in fact, the beneficial owner of such shares. TRPA is a wholly-owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company. T. Rowe Price Investment Services, Inc. (“TRPIS”), a registered broker-dealer, is a subsidiary of T. Rowe Price Associates, Inc., the investment adviser to the T. Rowe Price managed entity listed in the table above. TRPIS was formed primarily for the limited purpose of acting as the principal underwriter of shares of the funds in the T. Rowe Price fund family. TRPIS does not engage in underwriting or market-making activities involving individual securities. T. Rowe Price provides brokerage services through this subsidiary primarily to complement the other services provided to shareholders of the T. Rowe Price funds. The T. Rowe Price Proxy Committee develops the firm’s positions on all major proxy corporate and social responsibility issues, creates guidelines, and oversees the voting process. The Proxy Committee, composed of portfolio managers, investment operations managers, and internal legal counsel, analyzes proxy policies based on whether they would adversely affect the stockholders’ interests and make a company less attractive to own. Once the Proxy Committee establishes its recommendations, they are distributed to the firm’s portfolio managers as voting guidelines. Ultimately, the portfolio managers (or their designees) decide how to vote on the proxy proposals of companies in their portfolios. See the firm’s website for additional information about proxy voting policies (troweprice.com).

DESCRIPTION OF CAPITAL STOCK

As of June 3, 2015, our authorized capital stock consisted of 600,000,000 shares of Class A common stock, $0.01 par value per share, of which 108,823,744 were issued and 108,752,611 were outstanding; 125,000,000 shares of Class B common stock, $0.01 par value per share, of which 32,145,296 were issued and outstanding; and 50,000,000 shares of preferred stock, par value $0.01 per share, of which no shares were issued and outstanding. The following summary of our capital stock, amended and restated certificate of incorporation and amended and restated bylaws does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our amended and restated certificate of incorporation and amended and restated bylaws.

Class A Common Stock

Voting Rights. Holders of shares of our Class A common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. The holders of shares of our Class A common stock do not have cumulative voting rights in the election of directors.

Dividend Rights. Holders of shares of our Class A common stock are entitled to ratably receive dividends when and if declared by our board of directors out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred stock.

Liquidation Rights. Upon our liquidation, dissolution, distribution of assets or other winding up, the holders of shares of our Class A common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock.

Other Matters. The shares of Class A common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Class A common stock. All outstanding shares of our Class A common stock, including the Class A common stock offered in this offering, are fully paid and non-assessable.

Class B Common Stock

Generally. In connection with our IPO, each PE Unit Holder received one share of Class B common stock for each PE Unit that it holds. Accordingly, each PE Unit Holder has a number of votes in Parsley Energy, Inc. equal to the aggregate number of PE Units that it holds.

Voting Rights. Holders of shares of our Class B common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. Holders of shares of our Class A common stock and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except with respect to the amendment of certain provisions of our amended and restated certificate of incorporation that would alter or change the powers, preferences or special rights of the Class B common stock so as to affect them adversely, which amendments must be by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class, or as otherwise required by applicable law.

Dividend and Liquidation Rights. Holders of our Class B common stock do not have any right to receive dividends, unless the dividend consists of shares of our Class B common stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class B common stock paid proportionally with respect to each outstanding share of our Class B common stock, and a dividend consisting of shares of Class A common stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class A common stock on the same terms is simultaneously paid to the holders of Class A common stock. Holders of our Class B common stock do not have any right to receive a distribution upon our liquidation or winding up.

Registration Rights Agreements

In connection with the closing of our IPO, we entered into the IPO RRA. The IPO RRA contains provisions by which we agree to register under the federal securities laws the sale of shares of our Class A common stock by certain selling shareholders or certain of their affiliates. These registration rights are subject to certain conditions and limitations. We are generally obligated to pay all registration expenses in connection with these registration obligations, regardless of whether a registration statement is filed or becomes effective. We are filing this registration statement pursuant to our obligations under the IPO RRA.

We also entered into a registration rights agreement, the PIPE RRA, in connection with a private placement of shares of our Class A common stock. The PIPE RRA contains provisions by which we agree to register under the federal securities laws the sale of shares of our Class A common stock by certain selling shareholders or certain of their affiliates. These registration rights are subject to certain conditions and limitations. We are generally obligated to pay all registration expenses in connection with these registration obligations, regardless of whether a registration statement is filed or becomes effective. We are filing this registration statement pursuant to our obligations under the PIPE RRA.

Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and Delaware Law

Some provisions of Delaware law, and our amended and restated certificate of incorporation and our amended and restated bylaws described below, will contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

Section 203 of the Delaware General Corporation Law (“DGCL”) prohibits a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board of directors before the date the interested stockholder attained that status;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

We are not subject to the provisions of Section 203 of the DGCL.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Provisions of our amended and restated certificate of incorporation and our amended and restated bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our Class A common stock.

Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

•

establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders.

These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our amended and restated bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

•	provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;

•	provide that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series;

•	provide that our amended and restated certificate of incorporation and amended and restated bylaws may be amended by the affirmative vote of the holders of at least two-thirds of our then outstanding Class A common stock;

•	provide that special meetings of our stockholders may only be called by the board of directors, the chief executive officer or the chairman of the board;

•	provide for our board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three-year terms, other than directors which may be elected by holders of preferred stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors;

•	provide that we renounce any interest in existing and future investments in other entities by, or the business opportunities of, the Sponsors (as defined in our amended and restated certificate of incorporation) or any of their officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries (other than our directors that are presented business opportunities in their capacity as our directors) and that they have no obligation to offer us those investments or opportunities; and

•	provide that our amended and restated bylaws can be amended by the board of directors.

Forum Selection

Our amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders;

•	any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our bylaws; or

•	any action asserting a claim against us or any director or officer or other employee of ours that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

Our amended and restated certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and to have consented to, this forum selection provision. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our amended and restated certificate of incorporation is inapplicable or unenforceable.

Limitation of Liability and Indemnification Matters

Our amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of their duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

Our amended and restated bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into indemnification agreements with each of our directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our amended and restated certificate of incorporation and the indemnification agreements facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our capital stock is American Stock Transfer & Trust Company, LLC.

Listing

Our Class A common stock is listed on the NYSE under the symbol “PE.”

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares or interests in the shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The selling stockholders may sell their shares of Class A common stock from time to time at the prevailing market price or in privately negotiated transactions.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

•	a combination of any such methods of sale.

The selling stockholders may sell the shares at fixed prices, at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares from time to time will be determined by the selling stockholders and, at the time of the determination, may be higher or lower than the market price of our Class A common stock on the NYSE or any other exchange or market.

The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The selling stockholders may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our Class A common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling stockholders and any underwriters, dealers or agents participating in a distribution of the shares may be deemed to be underwriters within the meaning of the Securities Act, and any profit on the sale of the shares by the selling stockholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

The selling stockholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of their shares, including liabilities arising under the Securities Act. Under the RRAs entered into with the selling stockholders, we have agreed to indemnify the selling stockholders against certain liabilities related to the sale of the Class A common stock, including certain liabilities arising under the Securities Act. Under the RRAs, we have also agreed to pay the costs, expenses and fees of registering the shares of Class A common stock. All other expenses of issuance and distribution will be borne by the selling stockholders.

The selling stockholders are subject to the applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of Class A common stock offered in this prospectus by the selling stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the shares of Class A common stock under this prospectus, the selling stockholders may sell the shares of Class A common stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

Under the securities laws of some states, if applicable, the securities registered hereby may be sold in those states only through registered or licensed brokers or dealers. In addition, in some states such securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We cannot assure you that the selling stockholders will sell all or any portion of our Class A common stock offered hereby.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas.

EXPERTS

The consolidated and combined financial statements of Parsley Energy, Inc. and subsidiaries as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The statements of revenues and direct operating expenses of properties acquired by Parsley Energy, L.P. from Pacer Energy, Ltd. for the year ended December 31, 2013 have been included herein in reliance upon the report of KPMG LLP, independent auditors, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The information incorporated by reference in this prospectus regarding estimated quantities of proved reserves, the future net revenues from those reserves and their present value as of December 31, 2014 is based on the proved reserves report prepared by Netherland, Sewell & Associates, Inc., our independent petroleum engineers. These estimates are incorporated by reference in this prospectus in reliance upon the authority of such firm as an expert in these matters.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

On May 1, 2014, Parsley Energy, L.P., a Texas limited partnership and wholly owned subsidiary of Parsley LLC, acquired certain oil and gas leaseholds located in the State of Texas and various other related rights, permits, contracts, equipment and other assets from Pacer Energy, Ltd., a Delaware limited partnership (the “Pacer Acquisition”). The aggregate purchase price for the Pacer Acquisition was $165.3 million, including customary post-effective date adjustments, all of which was paid in cash.

Had the Pacer Acquisition been effective on January 1, 2014, Parsley would have had the following pro forma effects to its income statement:

•	Revenue increase of $6.2 million from the sale of approximately 91,000 barrel equivalents of production;

•	Lease operating expense increase of $0.3 million;

•	Production and ad valorem taxes increase of $0.3 million;

•	Depreciation, depletion and amortization increase of $1.8 million; and

•	Interest expense increase of $2.3 million

Independent Auditor’s Report

The Board of Managers

Parsley Energy, LLC:

Report on the Financial Statements

We have audited the accompanying statement of revenues and direct operating expenses of properties acquired by Parsley Energy, L.P. from Pacer Energy, Ltd. (the “Properties”) for the year ended December 31, 2013.

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of the statement of revenues and direct operating expenses in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the statement of revenues and direct operating expenses based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and direct operating expenses is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making these risk assessments, the auditor considers the internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

The accompanying statement of revenues and direct operating expenses referred to above was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. The statement of revenues and direct operating expenses is not intended to be a complete presentation of the operations of the Properties.

Opinion

In our opinion, the statement of revenues and direct operating expenses referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the Properties for the year ended December 31, 2013, in accordance with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Dallas, Texas

May 5, 2014

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF PROPERTIES ACQUIRED BY PARSLEY ENERGY, L.P. FROM PACER ENERGY, LTD.

	For the Year Ended December 31, 2013	For the Three Months Ended March 31, 2014
		(unaudited)
	(in thousands)
REVENUES:
Oil sales	$6,741	$3,966
Natural gas and natural gas liquids	1,762	1,369

Total operating revenues	8,503	5,335
DIRECT OPERATING EXPENSES:
Lease operating expense	140	199
Production taxes	443	295

Total direct operating expenses	583	494

OPERATING REVENUES IN EXCESS OF DIRECT OPERATING EXPENSES	$7,920	$4,841

See accompanying notes to the Statements of Revenues

and Direct Operating Expenses of Properties Acquired by Parsley Energy, L.P. from Pacer Energy, Ltd.

NOTES TO THE STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF PROPERTIES ACQUIRED BY PARSLEY ENERGY, L.P., FROM PACER ENERGY, LTD.

1.	BASIS OF PRESENTATION

On May 1, 2014, Parsley Energy, L.P., a Texas Limited Partnership, (referred to herein as “Parsley LP,”), a wholly-owned subsidiary of Parsley Energy, LLC, (“Parsley Energy”) acquired (the “Acquisition”) certain oil and gas leaseholds located in the State of Texas and various other related rights, permits, contracts, equipment and other assets (the “Acquired Properties”) from Pacer Energy, Ltd., a Delaware limited partnership (the “Seller). The effective date for the Acquisition was May 1, 2014 (the “Effective Date”). The aggregate purchase price for the Acquisition was $165.3 million, including customary post-effective date adjustments, all of which was paid in cash.

The accompanying Statement of Revenues and Direct Operating Expenses of the Properties Acquired by Parsley Energy, L.P. (the “Statement”) was prepared by Parsley Energy based on carved-out financial information and data from the Seller’s historical accounting records. Because the Acquired Properties are not separate legal entities, the accompanying Statement varies from a complete income statement in accordance with accounting principles generally accepted in the United States of America in that they do not reflect certain expenses that were incurred in connection with the ownership and operation of the Acquired Properties including, but not limited to, general and administrative expenses, interest expense, and other indirect expenses. These costs were not separately allocated to the Acquired Properties in the accounting records of the Seller. In addition, these allocations, if made using historical general and administrative structures, would not produce allocations that would be indicative of the historical performance of the Acquired Properties had they been owned by Parsley Energy due to the differing size, structure, operations and accounting policies of the Seller and Parsley Energy. The accompanying Statements also do not include provisions for depreciation, depletion, amortization and accretion, as such amounts would not be indicative of the costs which Parsley Energy will incur upon the allocation of the purchase price paid for the Acquired Properties. For these reasons, the Statement is not indicative of the results of operations of the Acquired Properties on a going forward basis due to changes in the business and the omission of various operating expenses. Furthermore, no balance sheet has been presented for the Acquired Properties because not all of the historical cost and related working capital balances are segregated or easily obtainable, nor has information about the Acquired Properties’ operating, investing and financing cash flows been provided for similar reasons. Accordingly, the accompanying Statement is presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission (“SEC”) Regulation S-X.

The Seller commenced exploratory operations on the Acquired Properties during the year ended December 31, 2013. Accordingly, there is no historical financial or other information available with respect to any period prior to January 1, 2013.

2.	COMMITMENT USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS

The preparation of this Statement in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of operating revenues and direct operating expenses during the respective reporting periods. Actual results may differ from the estimates and assumptions used in the preparation of the Statement.

3.	COMMITMENTS AND CONTINGENCIES

As represented by the Seller in the Acquisition Agreement, there are no known claims, litigation or disputes pending as of the effective date of the Acquisition Agreement, or any matters arising in connection with indemnification, and neither Parsley Energy nor the Seller are aware of any legal, environmental or other commitments or contingencies that would have a material adverse effect on the Statement.

4.	REVENUE RECOGNITION

Seller records revenues from the sales of crude oil and natural gas when they are produced and sold. There were no gas imbalances at December 31, 2013 or March 31, 2014.

5.	DIRECT OPERATING EXPENSES

Direct operating expenses are recorded when the related liability is incurred. Direct operating expenses include lease and gathering operating expenses, ad valorem taxes and production taxes. Certain costs such as depletion, depreciation and amortization, accretion of asset retirement obligations, general and administrative expenses and interest expense were not allocated to the Acquired Properties.

6.	SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (unaudited):

Estimated quantities of proved oil and gas reserves of the Acquired Properties were derived from reserve estimates prepared by Parsley Energy’s in-house petroleum engineers. Proved reserves were estimated in accordance with the guidelines established by the SEC and the FASB. Estimates of proved reserves are inherently imprecise and are continually subject to revision based on production history, results of additional exploration and development, price changes and other factors. All of the Acquired Properties’ proved reserves are located in the continental United States.

Guidelines prescribed in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 932, Extractive Industries – Oil and Gas, have been followed for computing a standardized measure of future net cash flows and changes therein relating to estimated proved reserves. Future cash inflows and future production and development costs are determined by applying prices and costs, including transportation, quality, and basis differentials, to the year-end estimated quantities of oil and gas to be produced in the future. The resulting future net cash flows are reduced to present value amounts by applying a ten percent annual discount factor. Future operating costs are determined based on estimates of expenditures to be incurred in producing the proved oil and gas reserves in place at the end of the period using year-end costs and assuming continuation of existing economic conditions, plus overhead incurred. Future development costs are determined based on estimates of capital expenditures to be incurred in developing proved oil and gas reserves.

The assumptions used to compute the standardized measure are those prescribed by the FASB and the SEC. These assumptions do not necessarily reflect Parsley Energy’s expectations of actual revenues to be derived from those reserves, nor their fair value. The limitations inherent in the reserve quantity estimation process, as discussed previously, are equally applicable to the standardized measure computations since these reserve quantity estimates are the basis for the valuation process. Parsley Energy emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries and undeveloped locations are more imprecise than estimates of established proved producing oil and gas properties. Accordingly, these estimates are expected to change as future information becomes available. The standardized measure excludes federal income taxes as the tax basis for the Acquired Properties could not be determined or reasonably estimated for the periods presented. In addition, the tax basis of the Acquired Properties will differ from that of the Seller so any tax provision is not relevant. The Acquired Properties’ operations are located in Texas and are subject to an entity-level tax, the Texas margin tax, at a statutory rate of up to 1.0% of income that is apportioned to Texas.

The following table sets forth information for the year ended December 31, 2013 with respect to changes in the Acquired Properties’ proved (i.e., proved developed and undeveloped) reserves:

	Year Ended December 31, 2013
	Crude Oil (Bbls)	Liquids (Bbls)	Natural Gas (Mcf)	Boe
	(in thousands)
Proved Developed and Undeveloped Reserves:
Beginning of the year	—	—	—	—
Extensions and discoveries	4,625	2,131	11,814	8,725
Production	(70)	(6)	(342)	(133)

End of the year	4,555	2,125	11,472	8,592

Proved developed reserves, included above:
December 31, 2013	878	517	2,791	1,860
Proved undeveloped reserves, included above:
December 31, 2013	3,677	1,608	8,681	6,732

The following values for the crude oil and natural gas reserves at December 31, 2013, are based on prices of $93.42 per bbl and $3.47 per Mcf. These prices were based on the 12 month arithmetic average of the first-day-of-the-month prices for the proceeding 12-month period. The crude oil pricing was based off the West Texas Intermediate price and natural gas pricing was based off of average Henry Hub spot natural gas prices. All prices have been adjusted for transportation, quality and basis differentials.

The following summary sets forth the Acquired Properties’ future net cash flows relating to proved oil and gas reserves based on the standardized measure prescribed in ASC Topic 932:

December 31, 2013
(in thousands)
Future cash inflows	$543,307
Future production costs	(122,052)
Future development costs	(52,656)
Future income tax expenses	(3,803)

Future net cash flows	364,796
10% discount to reflect timing of cash flows	(230,320)

Standardized measure of discounted future net cash flows	$134,476

The principal sources of changes in the standardized measure of discounted future net cash flows were:

December 31, 2013
(in thousands)
Standardized measure, beginning of period	$—
Sales of oil and natural gas, net of production costs	(7,920)
Extensions and discoveries	143,955
Net change in income taxes	(1,559)

Standardized measure, end of period	$134,476

Prospectus

                    , 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the offering of the securities registered hereby.

SEC registration fee	$	*
Printing and engraving expenses		**
Accounting fees and expenses		**
Legal fees and expenses		**
Miscellaneous		**

Total	$	**

*	Except with respect to the fee applicable to the shares of Class A common stock to be sold by the selling stockholders (a portion of which is being offset by fees previously paid), the registrants are deferring payment of the registration fee in reliance on Rule 456(b) and 457(r) under the Securities Act.
**	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Delaware Corporations

Parsley Energy, Inc.

Parsley Energy, Inc. is organized under the laws of Delaware. Our amended and restated certificate of incorporation provides that a director will not be liable to the corporation or its stockholders for monetary damages to the fullest extent permitted by the DGCL. In addition, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided for in our certificate of incorporation, will be limited to the fullest extent permitted by the amended DGCL. Our amended and restated bylaws provide that the corporation will indemnify, and advance expenses to, any officer or director to the fullest extent authorized by the DGCL.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our amended and restated certificate of incorporation also contains indemnification rights for our directors and our officers. Specifically, our amended and restated certificate of incorporation provides that we shall indemnify our officers and directors to the fullest extent authorized by the DGCL. Further, we may maintain insurance on behalf of our officers and directors against expense, liability or loss asserted incurred by them in their capacities as officers and directors.

We have obtained directors’ and officers’ insurance to cover our directors, officers and some of our employees for certain liabilities.

We have entered into written indemnification agreements with our directors and executive officers. Under these agreements, if an officer or director makes a claim of indemnification to us, either a majority of the independent directors or independent legal counsel selected by the independent directors must review the relevant facts and make a determination whether the officer or director has met the standards of conduct under Delaware law that would permit (under Delaware law) and require (under the indemnification agreement) us to indemnify the officer or director.

Parsley Finance Corp.

Parsley Finance Corp. is organized under the laws of Delaware. Its certificate of incorporation provides that a director will not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Delaware Limited Liability Companies

Parsley Energy, LLC (a “Delaware LLC Registrant”) is organized in the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreements and operating agreements of the Delaware LLC Registrant generally provide for the indemnification of members, officers and managers of the Delaware LLC Registrant to the fullest extent authorized by the Delaware Limited Liability Company Act, provided however, that officers and managers are generally not entitled to indemnification for losses arising as a result of fraud, willful misconduct, bad faith and gross negligence. The operating agreement of Parsley Energy, LLC provides that the limited liability company is empowered to, but not required to, indemnify any member, manager or officer.

The general effect of the foregoing is to provide indemnification to officers and managers for liabilities that may arise by reason of their status as officers or managers, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or manager derived an improper personal benefit.

The Delaware limited liability company may maintain directors’ and officers’ liability insurance for itself and any subsidiaries.

Texas Registrants

Pursuant to Section 1.106 of the Texas Business Organizations Code (the “TBOC”), the indemnification provisions set forth in the TBOC are applicable to most entities established in the state of Texas, including corporations, limited liability companies and limited partnerships. Under Section 8.002 of the TBOC, unless a Texas limited liability company adopts the general indemnification provisions of the TBOC, described below, those provisions are not applicable to a Texas limited liability company.

Pursuant to Section 8.051 of the TBOC, an enterprise must indemnify a governing person, former governing person or delegate against reasonable expenses actually incurred by the person in connection with a proceeding in which the person was a respondent because the person is or was a governing person if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding. Pursuant to Sections 8.101 and 8.102 of the TBOC, any governing person, former governing person or delegate of a Texas enterprise may be indemnified against judgments and reasonable expenses actually incurred by the person in connection with a proceeding, in which such person was a respondent if it is determined, in accordance with Section 8.103 of the TBOC, that: (i) the person acted in good faith, (ii) reasonably believed (a) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests or (b) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests, (iii) in the case of a criminal proceeding, such person did not have a reasonable cause to believe that the person’s conduct was unlawful and (iv) that the indemnification should be paid. Indemnification of a person who is found to be liable to the enterprise is limited to reasonable expenses actually incurred by the person in connection with the proceeding and does not include judgments, penalties or fines, except for certain circumstances where indemnification cannot be given at all. Pursuant to Section 8.105 of the TBOC, an enterprise may indemnify an officer, employee or agent to the same extent that indemnification is required under the TBOC for a governing person or as provided in the enterprise’s governing documents, general or specific action of the enterprise’s governing authority, contract or by other means.

Texas Limited Liability Companies

Pursuant to Section 101.402 of the TBOC, a Texas limited liability company may indemnify a member, manager or officer of a limited liability company, pay in advance or reimburse expenses incurred by a member, manager or officer and establish and maintain insurance or another arrangement to indemnify or hold harmless a member, manager or officer.

Parsley Energy Operations, LLC, Parsley Energy Management, LLC and Parsley Energy Aviation, LLC are organized as limited liability companies in the State of Texas (the “Texas LLC Registrants”). The limited liability company agreement of each of the Texas LLC Registrants provides that each member and officer and employee shall be indemnified from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of such Texas LLC Registrants as set forth in their respective limited liability company agreements in which a member, officer or employee may be involved, or is threatened to be involved as a party or otherwise, regardless of whether arising from any act or omission which constituted the sole, partial or concurrent negligence (whether active or passive) of a member, officer or employee, to the fullest extent permitted by applicable law.

The general effect of the foregoing is to provide indemnification to officers and directors for liabilities that may arise by reason of their status as officers or directors, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or director derived an improper personal benefit.

Texas Limited Partnerships

Parsley Energy, L.P. is organized as a limited partnership in the State of Texas (the “Texas LP Registrant”). The limited partnership agreement of theTexas LP Registrant provides that the Texas LP Registrant, its receiver, or its trustee, shall indemnify, hold harmless, and pay all judgments and claims against its general partner relating to any liability or damage incurred or suffered by its general partner by reason of any act preformed or omitted to be performed by its general partner or its agents or employees in connection with such Texas LP Registrant’s business, including reasonable attorneys’ fees incurred by its general partner in connection with the defense of any claim or action based on any such act or omission, except to the extent indemnification is prohibited by law. Such liability or damage caused by its general partner’s acts or omissions in connection with such Texas LP Registrant’s business includes but is not limited to all liabilities under federal and state securities laws and any attorneys’ fees incurred by its general partner in connection with the defense of any action based on such acts or omissions, which attorneys’ fees may be paid as incurred. The Texas LP Registrant’s partnership agreement further provides that in the event any limited partner brings a legal action against its general partner, including a Texas LP Registrant derivative suit, the Texas LP Registrant will indemnify, hold harmless, and pay all expenses of its general partner, including but not limited to attorneys’ fees incurred in the defense of such action if the general partner is successful in such action. The Texas LP Registrant’s partnership agreement further provides that the Texas LP Registrant will indemnify, hold harmless, and pay all expenses, costs or liabilities of its general partner who, for the benefit of such Texas LP Registrant, makes any deposit, acquires any option, makes any similar payment or assumes any obligation in connection with any property proposed to be acquired by such Texas LP and who suffers any financial loss as a result of such action. Any indemnification required to be made by a Texas LP Registrant will be made promptly following the fixing of any loss, liability or damage incurred or suffered. If, at any time, a Texas LP Registrant has insufficient funds to provide such indemnification, it will provide such indemnification if and as the Texas LP Registrant generates sufficient funds, and prior to any distribution to its partners.

The general effect of the foregoing is to provide indemnification to officers and directors for liabilities that may arise by reason of their status as officers or directors, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or director derived an improper personal benefit.

Item 16.	Exhibits.

The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing of Parsley Energy, Inc. under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of May 29, 2014, by and between Parsley Energy Employee Holdings, LLC and Parsley Energy, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, File No. 001-36463, filed with the SEC on June 4, 2014).

2.2	Purchase and Sale Agreement, dated as of June 4, 2014, by and among OGX Production, LP, OGX Operating, LLC and Parsley Energy, L.P. (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K, File No. 001-36463, filed with the SEC on June 4, 2014).

2.3	Purchase and Sale Agreement, dated as of March 27, 2014, by and between Pacer Energy, Ltd and Parsley Energy, L.P. (incorporated by reference to Exhibit 2.3 to the Company’s Quarterly Report on Form 10-Q, File No. 001-36463, filed with the SEC on August 14, 2014).

Exhibit Number	Description

2.4	First Amendment to Purchase and Sale Agreement and Waiver of Conditions Precedent, dated as of May 1, 2014, by and between Pacer Energy, Ltd. and Parsley Energy, L.P. (incorporated by reference to Exhibit 2.4 to the Company’s Quarterly Report on Form 10-Q, File No. 001-36463, filed with the SEC on August 14, 2014).

2.5	Purchase and Sale Agreement, dated as of August 19, 2014, by and between Cimarex Energy Co. and Parsley Energy, L.P. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, File No. 001-36463, filed with the SEC on August 25, 2014).

4.1	Indenture, dated as of February 5, 2014, by and among Parsley Energy, LLC, Parsley Finance Corp., each of the guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1, File No. 333-195230, filed with the SEC on April 11, 2014).

4.2	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Company’s Registration Statement on Form S-1, File No. 333-195230, filed with the SEC on May 12, 2014).

4.3	Amended and Restated Registration Rights Agreement, dated as of May 29, 2014, by and among Parsley Energy, LLC, Parsley Energy, Inc. and each of the parties listed as Owners on the signature pages thereto (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, File No. 001-36463, filed with the SEC on June 4, 2014).

4.4	Registration Rights Agreement, dated as of February 11, 2015, by and among Parsley Energy, Inc. and the purchasers named therein (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, File No. 001-36463, filed with the SEC on February 11, 2015).

4.5**	Form of Indenture for Senior Debt Securities.

4.6**	Form of Indenture for Subordinated Debt Securities.

4.7**	Form of Senior Debt Securities (included in Exhibit 4.5).

4.8**	Form of Subordinated Debt Securities (included in Exhibit 4.6).

4.9*	Form of Deposit Agreement, including form of Depositary Receipt.

4.10*	Form of Debt Securities Warrant Agreement.

4.11*	Form of Class A common stock Warrant Agreement.

4.12*	Form of Preferred Stock Warrant Agreement.

5.1**	Opinion of Vinson & Elkins L.L.P.

23.1**	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

23.2**	Consent of KPMG LLP

23.3**	Consent of KPMG LLP

23.4**	Consent of Netherland, Sewell & Associates, Inc.

25.1***	Form T-1 Statement of Eligibility and Qualification respecting the Senior Indenture.

25.2***	Form T-1 Statement of Eligibility and Qualification respecting the Subordinated Indenture.

*	To be filed by amendment or as an exhibit to a current report on Form 8-K of Parsley Energy, Inc.
**	Filed herewith.
***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Item 17.	Undertakings.

The undersigned registrants hereby undertake:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by such registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e) That, for the purpose of determining liability of such registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrants pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on June 5, 2015.

PARSLEY ENERGY, INC.

By:	/s/ Bryan Sheffield
Bryan Sheffield
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Name	Title	Date

/s/ Bryan Sheffield Bryan Sheffield	Chairman, President and Chief Executive Officer (Principal Executive Officer)	June 5, 2015

/s/ Ryan Dalton Ryan Dalton	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 5, 2015

/s/ Chris Carter Chris Carter	Director	June 5, 2015

/s/ A.R. Alameddine A.R. Alameddine	Director	June 5, 2015

/s/ David Smith David Smith	Director	June 5, 2015

/s/ Randolph Newcomer, Jr. Randolph Newcomer, Jr.	Director	June 5, 2015

/s/ William L. Browning William L. Browning	Director	June 5, 2015

/s/ Dr. Hemang Desai Dr. Hemang Desai	Director	June 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on June 5, 2015.

PARSLEY ENERGY, LLC
PARSLEY ENERGY, L.P.
PARSLEY ENERGY MANAGEMENT, LLC
PARSLEY ENERGY OPERATIONS, LLC
PARSLEY ENERGY AVIATION, LLC
PARSLEY ENERGY FINANCE CORP.

By:	/s/ Bryan Sheffield
Bryan Sheffield
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Name	Title	Date

/s/ Bryan Sheffield Bryan Sheffield	Chief Executive Officer and Director (Principal Executive Officer)	June 5, 2015

/s/ Ryan Dalton Ryan Dalton	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 5, 2015

Index to Exhibits

The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing of Parsley Energy, Inc. under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of May 29, 2014, by and between Parsley Energy Employee Holdings, LLC and Parsley Energy, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, File No. 001-36463, filed with the SEC on June 4, 2014).

2.2	Purchase and Sale Agreement, dated as of June 4, 2014, by and among OGX Production, LP, OGX Operating, LLC and Parsley Energy, L.P. (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K, File No. 001-36463, filed with the SEC on June 4, 2014).

2.3	Purchase and Sale Agreement, dated as of March 27, 2014, by and between Pacer Energy, Ltd and Parsley Energy, L.P. (incorporated by reference to Exhibit 2.3 to the Company’s Quarterly Report on Form 10-Q, File No. 001-36463, filed with the SEC on August 14, 2014).

2.4	First Amendment to Purchase and Sale Agreement and Waiver of Conditions Precedent, dated as of May 1, 2014, by and between Pacer Energy, Ltd. and Parsley Energy, L.P. (incorporated by reference to Exhibit 2.4 to the Company’s Quarterly Report on Form 10-Q, File No. 001-36463, filed with the SEC on August 14, 2014).

2.5	Purchase and Sale Agreement, dated as of August 19, 2014, by and between Cimarex Energy Co. and Parsley Energy, L.P. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, File No. 001-36463, filed with the SEC on August 25, 2014).

4.1	Indenture, dated as of February 5, 2014, by and among Parsley Energy, LLC, Parsley Finance Corp., each of the guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1, File No. 333-195230, filed with the SEC on April 11, 2014).

4.2	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Company’s Registration Statement on Form S-1, File No. 333-195230, filed with the SEC on May 12, 2014).

4.3	Amended and Restated Registration Rights Agreement, dated as of May 29, 2014, by and among Parsley Energy, LLC, Parsley Energy, Inc. and each of the parties listed as Owners on the signature pages thereto (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, File No. 001-36463, filed with the SEC on June 4, 2014).

4.4	Registration Rights Agreement, dated as of February 11, 2015, by and among Parsley Energy, Inc. and the purchasers named therein (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, File No. 001-36463, filed with the SEC on February 11, 2015).

4.5**	Form of Indenture for Senior Debt Securities.

4.6**	Form of Indenture for Subordinated Debt Securities.

4.7**	Form of Senior Debt Securities (included in Exhibit 4.5).

4.8**	Form of Subordinated Debt Securities (included in Exhibit 4.6).

4.9*	Form of Deposit Agreement, including form of Depositary Receipt.

4.10*	Form of Debt Securities Warrant Agreement.

Exhibit Number	Description

4.11*	Form of Class A common stock Warrant Agreement.

4.12*	Form of Preferred Stock Warrant Agreement.

5.1**	Opinion of Vinson & Elkins L.L.P.

23.1**	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

23.2**	Consent of KPMG LLP

23.3**	Consent of KPMG LLP

23.4**	Consent of Netherland, Sewell & Associates, Inc.

25.1***	Form T-1 Statement of Eligibility and Qualification respecting the Senior Indenture.

25.2***	Form T-1 Statement of Eligibility and Qualification respecting the Subordinated Indenture.

*	To be filed by amendment or as an exhibit to a current report on Form 8-K of Parsley Energy, Inc.
**	Filed herewith.
***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.